UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016 (May 6, 2016)

Colony Starwood Homes

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36163 (Commission File Number)	80-6260391 (IRS Employer Identification No.)

8665 East Hartford Drive Scottsdale, AZ (Address of principal executive offices)	85255 (Zip Code)

Registrant’s telephone number,

including area code:

(480) 362-9760

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 6, 2016, Colony Starwood Homes (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders: (i) elected the twelve persons listed below as trustees of the Company, each to serve until the Company’s 2017 Annual Meeting of Shareholders and until his successor is duly elected and qualified; (ii) approved, on an advisory basis, of the Company’s executive compensation as disclosed in the Company’s proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 6, 2016 (the “Proxy Statement”); (iii) voted, on an advisory basis, to have future advisory votes on executive compensation on an annual basis; and (iv) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the calendar year ending December 31, 2016. Set forth below are the voting results for each of the proposals voted upon by the Company’s shareholders:

Proposal 1 — Election of Trustees

The nominees as described in the Proxy Statement were elected with the following voting results:

Nominee	For	Withheld	Broker Non-Votes
Thomas J. Barrack, Jr.	84,354,617	5,387,086	3,040,159
Barry S. Sternlicht	80,714,676	9,027,027	3,040,159
Robert T. Best	89,480,503	261,200	3,040,159
Thomas M. Bowers	88,780,868	960,835	3,040,159
Richard D. Bronson	89,361,220	380,483	3,040,159
Justin T. Chang	88,759,831	981,872	3,040,159
Michael D. Fascitelli	89,416,570	325,133	3,040,159
Jeffrey E. Kelter	89,455,487	286,216	3,040,159
Thomas W. Knapp	89,549,099	192,604	3,040,159
Richard B. Saltzman	88,080,362	1,661,341	3,040,159
John L. Steffens	89,530,539	211,164	3,040,159
J. Ronald Terwilliger	85,526,179	4,215,524	3,040,159

Proposal 2 — Advisory Vote on Executive Compensation

For	Against	Abstentions	Broker Non-Votes
82,455,358	422,708	6,863,637	3,040,159

Proposal 3 — Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
80,404,803	29,779	2,540,011	6,767,110	3,040,159

Proposal 4 — Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Calendar Year Ending December 31, 2016

For	Against	Abstentions	Broker Non-Votes
85,765,198	253,399	6,763,265	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY STARWOOD HOMES

Dated: May 10, 2016	By:	/s/ Ryan A. Berry
	Name:	Ryan A. Berry
	Title:	Executive Vice President, General Counsel and Secretary